UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 15, 2014

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	212 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¢	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¢	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¢	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¢	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. (the “Company”) was held on May 15, 2014. Represented at the meeting were 484,877,846 shares, or 88.26%, of the Company’s 549,372,254 shares of common stock outstanding and entitled to vote at the meeting. Set forth below are the final voting results for the actions taken by the stockholders at the meeting.

1.    The Company’s stockholders elected the twelve (12) director nominees named below to a one-year term expiring at the 2015 annual meeting or until their successors are elected and qualified, with each receiving the following votes:

Director Nominee	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
Oscar Fanjul	449,793,512	6,010,731	2,816,909	26,256,694
Daniel S. Glaser	454,332,771	2,076,056	2,212,325	26,256,694
H. Edward Hanway	454,401,464	803,294	3,416,394	26,256,694
Lord Lang	450,533,343	5,279,362	2,808,447	26,256,694
Elaine La Roche	454,858,729	921,283	2,841,140	26,256,694
Steven A. Mills	454,970,944	748,855	2,901,353	26,256,694
Bruce P. Nolop	455,005,496	782,060	2,833,596	26,256,694
Marc D. Oken	454,889,864	894,605	2,836,683	26,256,694
Morton O. Schapiro	451,904,047	3,913,516	2,803,589	26,256,694
Adele Simmons	451,235,893	5,021,373	2,363,886	26,256,694
Lloyd M. Yates	455,059,898	754,401	2,806,853	26,256,694
R. David Yost	454,616,914	1,234,511	2,769,727	26,256,694

2.    The Company’s stockholders approved, by nonbinding vote, the compensation of our named executive officers, as disclosed in the Company’s 2014 Proxy Statement, with the following vote:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
444,727,603	10,649,417	3,244,132	26,256,694

3.    The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014, with the following vote:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
477,446,534	5,291,253	2,140,059	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.
By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel & Corporate Secretary

Date:    May 16, 2014

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